                                                                   Exhibit 10.10


                                            Preferred Solution Partner Agreement
--------------------------------------------------------------------------------

This Preferred Solution Partner Agreement ("Agreement") is entered into as of February __, 2001 ("Effective Date"), between e-MedSoft.com, a Nevada corporation ("e-MedSoft") with headquarters at 1300 Marsh Landing Parkway, Suite 106, Jacksonville Beach, FL. 32250, and Superior Consultant Company, Inc. ("Superior"), a Michigan Corporation, with headquarters at 4000 Town Center, Suite 1100, Southfield, Michigan 48075.

                                    RECITALS

         A. On or about January 12, 2000, Superior and VidiMedix, Inc. ("VidiMedix") entered into a Distribution and Service Agreement ("DSA"), together with a Master Service Agreement, and VidiMedix issued to Superior a Stock Warrant, each of which were incorporated into the DSA. The DSA, the Master Service Agreement and the Stock Warrant shall be collectively referred to as the "Prior Agreement."

         B. In June 2000, e-MedSoft acquired VidiMedix, Inc and succeeded to VidiMedix's interest in the Prior Agreement.

         C. Superior and e-MedSoft each desire to terminate the Prior Agreement, release all claims that either of them may have against the other arising out of the Prior Agreement, and enter into this Agreement.

         D. Superior is a healthcare consulting firm providing integrated management and information technology consulting, systems integration, outsourcing, Digital Trust(TM), and e-commerce services (collectively "Superior Offerings") to all segments of the health industry, including integrated delivery networks, hospitals of all sizes, physician groups, physician/hospital organizations, ambulatory centers, allied healthcare professionals, employers and employer coalitions, HMOs and other managed care organizations, pharmaceutical companies, biotechnology organizations, insurance companies and other payers, healthcare consumers, and healthcare information systems suppliers (collectively "Healthcare Entities").

         E. e-MedSoft is a provider of software products to Healthcare Entities. These products, together all future versions, enhancements, modifications and/or derivatives of them, and any new e-MedSoft software introduced during the Term of this Agreement will be referred to as the e-MedSoft Offerings.

         F. The parties desire to provide to each other certain services on the terms described herein.

                                    AGREEMENT

         THEREFORE, in consideration of the mutual promises set forth below, the parties agree as follows:

1. DEFINITIONS. As used herein, capitalized terms shall have the following meanings:

         1.1 "Alliance Plan" means the business, marketing and implementation plan more particularly described in Section 5 below, as and when agreed upon between the parties and as amended from time to time during the Term in accordance with the process described in Section 5.

                                            Preferred Solution Partner Agreement
--------------------------------------------------------------------------------


         1.2 "Direct Services" means the Superior Offerings provided by Superior to e-MedSoft, under the terms of the MSA, but excluding Implementation and Support Services or other services provided as a subcontractor to e-MedSoft.

         1.3 "Healthcare Entity" is defined in Recital D above.

         1.4 "e-MedSoft Offerings" is defined in Recital E.

         1.5 "Client" means a Healthcare Entity which is an actual or prospective purchaser of the Offerings of a party prior to or during the Term of this Agreement.

         1.6 "Implementation and Support Services" means services provided by Superior to customers of e-MedSoft for the implementation and support of e-MedSoft Offerings as a subcontractor to e-MedSoft pursuant to the MSA.

         1.7 "Introduced Client" means a Healthcare Entity Introduced by one party to the other.

         1.8 "Introduction" means the introduction, participation in presentation, follow up or other activities to performed by one party in the submission of the other party's Offerings to a Healthcare Entity. An Introduction may be a "Superior Introduction", if Superior is the introducing party, or an "e-MedSoft Introduction," if e-MedSoft is the introducing party.

         1.9 "Master Service Agreement" or "MSA" means the Master Services Agreement by and between e-MedSoft and Superior, attached as Exhibit 1.9.

         1.10 "Referral Fee" means the fees paid by e-MedSoft to Superior pursuant to Section 4.1(a).

         1.11 "Resulting Contract" means any contract for the purchase of an Introduced party's Offerings by an Introduced Client within twelve months of an Introduction by the Introducing party, provided that if the Introduced party has a prior documented relationship with the Introduced Client, then the Introducing party shall bear the burden of demonstrating that its Introduction was of material assistance in order to qualify as a Resulting Contract.

         1.12 "Revenues" means: (i) in the case of e-MedSoft, all revenues, less taxes, actually received by e-MedSoft under an e-MedSoft Resulting Contract, but excluding amounts paid to Superior as a subcontractor of e-MedSoft; and (ii) in the case of Superior, all professional fees actually received by Superior for the Superior Offerings (but excluding any portion of such fees representing Superior's out of pocket expenses and other amounts payable to third parties, amounts payable to e-MedSoft, maintenance fees, taxes, refunds, and rebates), under a Resulting Contract.

         1.13 "Superior Offerings" is defined in Recital A above.

2.       TERM.

         This Agreement will begin on the Effective Date and terminate four (4) years from the Effective Date (the "Term") unless terminated earlier as described below. Each annual

                                            Preferred Solution Partner Agreement
--------------------------------------------------------------------------------


         period during the Term commencing on the Effective Date and each anniversary thereafter will sometimes be referred to as a "Contract Year."

3.       SERVICES.

         3.1 PREFERRED STATUS OF E-MEDSOFT. Superior hereby designates e-MedSoft as a member of Superior's Preferred Solution Partner Program. Superior will so identify e-MedSoft on its website and other materials and activities in which it identifies members of that program.

         3.2 SUPERIOR DEMAND-GENERATION ACTIVITIES. Pursuant to the terms and conditions of this Agreement and the Alliance Plan, Superior will use commercially reasonable efforts to market e-MedSoft Offerings to, and to Introduce e-MedSoft to, appropriate Superior Clients. Subject to the Alliance Plan, it is anticipated that Superior will focus its marketing efforts on the following e-MedSoft Offerings: (i) MedReach Network Medicine Solutions; (ii) MedMicroscopy Solutions; (iii) Telesynergy Solutions; and (iv) Rx Audit Solutions.

         3.3 E-MedSoft DEMAND-GENERATION ACTIVITIES. Pursuant to the terms and conditions of this Agreement and the Alliance Plan, e-MedSoft will use commercially reasonable efforts to market Superior Offerings to, and to Introduce Superior to, appropriate e-Medsoft Clients.

         3.4 SUPERIOR SERVICES. Superior will provide services Implementation and Support Services and Direct Services to e-MedSoft pursuant to the MSA attached as Exhibit 1.9. The specific services to be provided shall be subsequently determined, provide that: (i) e-MedSoft shall purchase not less than the Minimum Value of such Services, as defined in Section 12 of the MSA; (ii) e-MedSoft shall negotiate with Superior in good faith regarding Superior providing Direct Services for the MedReach and/or Telesynergy product lines; and (iii) Superior will be provided a preferred opportunity to bid to provide Implementation and Support services for the MEDUNET contract for Saudi Arabia.

         3.5 SOLUTION CENTER. e-MedSoft will become a Member of Superior's Solution Center pursuant to the terms of the Solution Center Membership Agreement attached as Exhibit 3.5.

         3.6 TRAINING. Each party will, at its expense, periodically provide sales and/or technical training concerning its Offerings to appropriate sales and technical personnel of the other.

4.       COMPENSATION

4.1      REFERRAL FEES

                  (a) Superior Referral Fee

                  e-MedSoft shall pay to Superior a Referral Fee for each e-MedSoft Resulting Contract, including any renewal or modification of the Resulting Contract and any subsequent agreements with that introduced Client equal to a percentage of Revenues actually relied and received by e-MedSoft from the Resulting Contract, as follows: (i) twenty percent (20%) of the first ten million dollars ($10,000,000) of Revenues; and
                  (ii) twelve and one-half percent (12.5%) of Revenues in excess

                                            Preferred Solution Partner Agreement
--------------------------------------------------------------------------------


                  of $10,000,000. That is once the aggregate revenue for all contracts and dealings exceeds $10MM, the fee due Superior will be 12.5% regardless of the number clients. In no event is any fee due from any other source than revenue actually received by e-Medsoft. The mere contractual right of e-Medsoft to revenue from a third party shall not trigger the payment of any fees to Superior.

                  (b) e-MedSoft Referral fee

                  Superior shall pay to e-MedSoft a Referral Fee for each Superior Resulting Contract, including any renewal or modification of the Resulting Contract and any subsequent agreements with that Introduced Client equal to a percentage of Revenues actually realized and received by Superior from the Resulting Contract, as follows: (i) zero percent (0%) of the first two million dollars ($2,000,000) of Revenues; and
                  (ii) five percent (5%) of Revenues in excess of $2,000,000.

                  (c) PAYMENT. All Referral Fee shall be paid within thirty (30) days of receipt of payment from the Introduced Client. Each party's right to Referral Fees on Resulting Contracts shall survive the termination of this Agreement, for a period of 12 months from the date of termination.

                  (d) AUDIT. The Introduced party agrees that Introducing party or its authorized representative ("Auditor") shall have the right to audit and inspect ("Audit") the Introduced party books and records to verify the Introduced party determination of Referral Fees. Audits may be conducted at any time during or within two years after the termination of this Agreement. The Introduced party shall keep all pertinent books and records for at least that period. The Introduced party shall provide the Auditors with any assistance they may reasonably require in connection with such audits and inspections. Audits shall be conducted in a manner that does not unreasonably disrupt the Introduced party operations. Audits shall be conducted at the auditing party's expense, except that if an Audit finds that the Referral Fees owed exceed the Referral Fees paid by at least five percent (5%), the audited party shall also pay the auditing party's reasonable costs of audit. The auditors shall report their findings in writing. If the Audit finds a variance between the Referral Fees owed and the Referral Fees paid, then, subject to the following sentences of this subpart, any shortfall shall be paid, or any excess refunded, as the case may be, within 30 days of delivery of the auditors findings. Either party may contest the the results of the audit by written notice specifying the amounts disputed and the basis for dispute and delivered within 30 days of delivery of the auditors findings. In the event of a contest, all undisputed amounts shall be immediately due, and any disputed amounts shall be submitted to binding arbitration in accordance with Section _, below.

                  (e) SURVIVAL. All rights to Referral Fees on Resulting Contracts shall survive the termination of this Agreement and shall continue for the full term of the Resulting Contract.

4.2      WARRANTS

         e-MedSoft shall, on the Effective Date, issue to Superior a warrant, in the form attached as Exhibit 4.2, to purchase 250,000 shares of e-MedSoft common stock, exercisable six

                                            Preferred Solution Partner Agreement
--------------------------------------------------------------------------------


         (6) months from the Effective Date (but Superior is not to sell more than 5% of the average trading volume over the previous 5 trading days on any single trading day). The warrant strike price shall be one hundred and five percent (105%) of the average volume weighted average price of the stock for the 20 trading days immediately preceding the Effective Date of this agreement.

         4.3 NO OTHER COMPENSATION

         Except as provided in Sections 3 and 4, no compensation is owed to either party for its activities under this Agreement, and each party shall bear its own costs in connection with those activities, unless otherwise agreed in writing.

5.       ALLIANCE PROCESS, GOVERNANCE AND MANAGEMENT

         5.1 Promptly upon the execution of this Agreement, the parties agree to meet, discuss, negotiate in good faith and finalize an Alliance Plan that sets forth a joint promotion plan and a service delivery plan for the e-MedSoft Offerings and Superior Offerings, including the development of marketing materials, identification of target clients and markets, service and pricing models, budgets and projections, and such other subjects as the parties deem appropriate to effectuate the purpose of this Agreement. The Alliance Plan will also include mutually developed guidelines, processes and procedures for: a) sales and marketing communications; b) sales funnel management; c) client account planning; and d) any other information which this Agreement specifically requires to be set forth in the Alliance Plan. The parties agree to apply such resources, time and personnel adequate to complete the Alliance Plan within thirty (30) days of the Effective Date. The Alliance Plan will be amended and updated from time to time during the term hereof, but not less frequently than once in every Contract Year.

         5.2 Each party will assign a named individual as its Relationship Manager, to serve as the main liaison for contact and coordination of activities between the two firms.

         5.3 e-MedSoft and Superior will establish a Steering Group, consisting of three executives from e-MedSoft and three from Superior. The Steering Group will meet periodically to set overall direction, monitor progress and resolve issues not resolved by the Relationship Managers.

6.       TERMINATION

This Agreement may be terminated by either party for material breach by the other party, in accordance with the following procedure: The party claiming material breach shall provide the other party with a written notice of breach, specifying in detail the act or omission claimed to constitute the material breach. The other party shall then have thirty (30) days to cure the claimed breach. If the breaching party does not cure the breach within the cure period, then the other party shall be entitled to terminate this Agreement immediately upon written notice to the other party.

7.       NON DISCLOSURE

         7.1 e-MedSoft and Superior recognize that in the course of performance of this Agreement each of them may disclose Proprietary Information to the other. The receiving party shall treat the disclosing party's Proprietary Information as confidential

                                            Preferred Solution Partner Agreement
--------------------------------------------------------------------------------


         and will exercise reasonable care to protect it, using not less than the degree of care taken by the receiving party in the protection of its own confidential information. Without the disclosing party's permission, Proprietary Information will not be (i) disclosed to anyone, unless required by law; or (ii) used for the receiving party's personal benefit.

         7.2 Proprietary Information means non-public information of the disclosing party or its clients or prospects: (1) which the disclosing party designates as such in writing; or (2) which, given the nature of the information and the circumstances of disclosure, should be recognized by the receiving party as confidential in nature, including but not limited to: (i) business plans, marketing plans, or financial information; (ii) the terms of this Agreement; or (iii) personal or financial information regarding the employees of the disclosing party. However, unless otherwise specifically agreed in writing, Proprietary Information does not include the following: (i) any ideas, innovations, information, techniques, procedures or methodologies developed by the receiving party, either prior to or in the course of this Agreement;
         (ii) any information previously known to the receiving party without obligation of confidentiality; (iii) any information that is or becomes available to or known by persons in the healthcare information and healthcare management industry through no fault or wrongdoing of the receiving party; or (iv) any information developed independently by the receiving party without reference to Proprietary Information.

         7.3 Each of the parties will, as reasonably necessary to carry out the purpose of this Agreement, enter into agreements for the protection of the confidential information of clients for which services are performed pursuant to this Agreement.

         7.4 It is expressly understood that this Agreement, the nature and substance of the relationship between Superior and e-MedSoft and the nature or content of any ancillary documents pertaining to the relationship, are expressly agreed by the parties to be confidential and subject to the protections of this Section 7. Neither party shall make any press release, public announcement or disclosure of the nature or substance of the relationship between the parties, except as may be required by law, without the express prior written consent of the other party. Nothing herein shall be construed as prohibiting either party from disclosing the existence of the relationship between the parties.

8.       OWNERSHIP

         8.1 Each party shall retain sole ownership of its respective Offerings.

         8.2 Superior shall have exclusive ownership of all ideas, intellectual property, techniques, methodologies, procedures, skills, innovations or know-how (collectively, "Materials") developed or introduced by Superior in the course of performing services under this Agreement. e-MedSoft and its subsidiaries shall have exclusive ownership of all Materials developed or introduced by e-MedSoft. Ownership rights to Materials jointly developed by eMedSoft and Superior will be agreed to in writing in advance. Unless specifically agreed to by the parties in writing, ownership of such jointly developed Materials will be determined by product type, as follows:

                  (a) Marketing material, including, presentations and marketing collateral will be jointly owned and copyrighted and may be used without restriction for the term of this Agreement subject to the confidentiality provisions of this Agreement.

                                            Preferred Solution Partner Agreement
--------------------------------------------------------------------------------


                  (b) Methodologies, procedures, skills, techniques and know-how relating to the Superior Offerings will be solely owned by Superior.

                  (c) Intellectual property, techniques, know-how, skills, and methodologies relating to the e-MedSoft Offerings will be solely owned by e-MedSoft.

                  (d) The parties acknowledge and agree that, in the event of a conflict between the terms of the MSA and the terms of this Agreement, the terms of this Agreement shall prevail. Without limiting the foregoing, the parties agree that the terms of this Agreement supercede the terms of any ownership and proprietary rights provisions set forth in the MSA; provided, however, that any Work Order issued under the MSA and signed by both parties may expressly make provision for ownership of Materials that differs from and supercedes the ownership provisions of this Agreement.

9.       LIMITATION OF LIABILITY

Neither party shall be liable under any cause of action or theory of recovery whatever for punitive, exemplary, special, incidental or consequential damages for loss, damage or expense including but not limited to lost profits or goodwill, and costs of recovering, reprogramming or reproducing any program or data, even if the other party has been advised of the likelihood of the same.

10.      INDEMNIFICATION

         10.1 Each party shall indemnify, defend and hold harmless the other from any third party claims for loss, damage, expense (including attorneys' fees) and liability based on a claim:

                  (a) for death or personal injury or physical damage to property caused by the intentional and / or negligent acts or omissions of the indemnifying party, its employees, agents or subcontractors;

                  (b) for any breach of the warranties set forth in Section 11, below.

                  (c) that the indemnifying party's Offerings is defective, breaches any warranty or other contractual obligation of the indemnifying party, or otherwise fails to satisfy any statutory or common-law obligation of the indemnifying party.

                  (d) that an indemnifying party's Offering infringes any issued United States patent, copyright or trade secret right of any third party.

                           (i) Should any Offering subject to the provisions of Sections 10.1(d) (an "Infringing Offering") become, or in the indemnifying party's opinion be likely to become the subject of a claim, then the indemnifying party may, at its option and expense, (i) procure for the indemnified party (or a Client, as the case may be) the right to use the Infringing Offering free of any liability for infringement; (ii) replace or modify the Infringing Offering with a non-infringing substitute otherwise complying with all the functionality for the replaced system.

                                            Preferred Solution Partner Agreement
--------------------------------------------------------------------------------


                           (ii) Neither party shall be obligated to indemnify the other pursuant to Section 10.1(d) to the extent that the claim arises out of (a) a modification of the Infringing Offering other than by the indemnifying party, or (b) the compliance with the specifications of the indemnified party (or a Client who is making a claim), to the extent the same go beyond specifications of the Offering previously developed by the indemnifying party.

         10.2 The party to be indemnified under this Section 10 agrees to:

                  (a) promptly notify the indemnifying party of any such claim or suit by a third party and furnish the indemnifying party with a copy of each communication, notice or other action relating to such claim or suit; and

                  (b) permit the indemnifying party to assume sole authority to conduct the trial or settlement of such claim or suit or any negotiations related t at the indemnifying party's own expense; and

                  (c) provide information and assistance at its own expense reasonably requested by the indemnifying party in connection with such claim or suit.

                  If either party fails to comply with any obligation under this
                  Section 10.2, the other party shall be relieved if its indemnity obligation only if and to the extent such failure materially prejudices the indemnifying party.

         10.3 The indemnity obligations under this Section 10 shall extend to any claims brought against an officer, director, or agent of the party entitled to indemnification.

11.      WARRANTY

         11.1 Each party warrants that it has full power and authority to grant the rights granted by this Agreement, that no consent of any other person or entity is required to grant such rights other than consents that have been obtained and are in effect, and that the performance of this Agreement will not violate any non-disclosure agreement, nor constitute a violation of any copyright, trade secret, invention, proprietary information, or other rights of any third party.

         11.2 Each party warrants that it owns, has a license to, or otherwise has, and will continue to have throughout the term of this Agreement, the right to use, distribute, license and exploit in the manner contemplated by this Agreement each program, product, service or other component of its Offerings.

         11.3 As between the parties, Superior shall remain solely responsible to clients for the performance of the Superior Offerings. As between the parties, e-MedSoft shall remain solely responsible to clients for the performance and good working order of the e-MedSoft offerings and the performance of its services.

         11.4 Except as expressly provided in this Agreement, neither party makes any warranty to the other, either express or implied, with respect to the products or services it provides to clients, and both parties specifically disclaim any warranty of merchantability or fitness for a particular purpose with respect t.

                                            Preferred Solution Partner Agreement
--------------------------------------------------------------------------------


12. EXCLUSIVITY. All services provided hereunder are provided and purchased on a non-exclusive basis.

13. BILATERAL NON-SOLICITATION AGREEMENT. Without the prior written consent of the other party, e-MedSoft and Superior each agree to refrain from soliciting the other party's employees, agents, and subcontractors ("Personnel") until twelve (12) months after the date the Personnel was last involved in any activity related to this Agreement.

14. ASSIGNMENT. Neither party may assign its obligations under this Agreement, except to its subsidiaries and affiliates or in connection with a merger, combination, or sale of substantially all of a party's assets, without the other party's prior written consent, which may not be unreasonably withheld. Any purported assignment without prior consent shall be voidable by the other party.

15. COMPLIANCE WITH LAW. Each party shall comply with all applicable laws and regulations pertaining to their performance under this Agreement.

16. NOTICES. All notices under this Agreement shall be by certified mail return receipt requested, express courier, or other commercially reasonable means providing proof of delivery, as follows:

IF TO SUPERIOR:                          IF TO e-MedSoft:
Superior Consultant Company, Inc.        e-MedSoft, Inc.
4000 Town Center Drive, Suite 1100       1300 Marsh Landing Parkway, Suite 106,
Southfield, Michigan 48075               Jacksonville Beach, FL. 32250
Attention:  Luc Feilla                   Attention:  John Shepherd, COO
Cc:  General Counsel

Notice by either party of a change in its address for purposes of this section shall be in writing.

17. FUTURE COOPERATION. The parties shall cooperate with each other with respect to any ancillary agreements needed to fulfill the purpose of this Agreement.

18.      RELATIONSHIP OF THE PARTIES

         18.1 The relationship between e-MedSoft and Superior shall be that of independent contractors only. No agency relationship between e-MedSoft and Superior is created by this Agreement. Neither party shall have the right or authority to act on behalf of the other or represent that it has such right or authority. Each party shall be responsible for its own tax obligations arising in connection with the performance of this Agreement. Any reference in this Agreement or any document or communication relating to this agreement to "partnership", "alliance", "joint venture", or similar terms is only descriptive of the anticipated cooperative relationship between the parties, and does not establish any partnership, agency or fiduciary relationship between the parties.

         18.2 Neither party will make any representations or warranties, either express or implied, with respect to the specifications, features, capabilities or other attributes of the products or services offered by the other party, other than those set forth in any non-confidential materials provided by the supplying party for distribution to the public.

         18.3 Each Party shall at all times conduct its business in a manner, which shall not reflect adversely upon the business and reputation of the other Party.

                                            Preferred Solution Partner Agreement
--------------------------------------------------------------------------------


19. WAIVER. The wavier by any Party of a breach of any provision of this Agreement shall not be deemed a waiver of any subsequent breach whether of the same or another provision of this Agreement.

20. PRIOR AGREEMENT. This Agreement supersedes the Prior Agreement, which is terminated. Neither party shall have any further rights or obligations under the Prior Agreement, except for any confidentiality obligations. Superior and e-MedSoft (and their respective predecessors, successors, directors, shareholders, subsidiaries, agents, and employees) each release all claims that either of them may have against the other arising out of the Prior Agreement and/or their prior business relationship, whether known or unknown, fixed or contingent, disputed or undisputed sounding in tort, contract, or statutory right, arising under federal or state law.

21. COMPLETE AGREEMENT. This Agreement (including its incorporated attachments) sets forth the full and complete agreement of the parties, and both parties warrant that there have been no other promises, obligations or undertakings, oral or written. This Agreement can be modified only by a writing signed by both parties.

22.      DISPUTES.

         22.1 This Agreement shall be governed by and construed under the laws of the State of Californa, without reference to its conflict of law principles.

         22.2 Any disputes between Superior and e-Medsoft (which are not otherwise resolved by the Parties) shall be submitted to binding arbitration in accordance with the then prevailing rules of the American Arbitration Association. Any arbitration proceeding initiated by Superior shall be conducted in Los Angeles, California and any arbitration proceeding initiated by e-MedSoft shall be conducted in Southfield, Michigan. The arbitrators shall be required to follow applicable law and the terms of this Agreement, and shall not have the authority to impose any punitive or exemplary damages. An award of the arbitrators may be enforced in any court of competent jurisdiction.

23. LEGAL EXPENSES. If any litigation or arbitration proceeding is commenced between the parties or their representatives arising out of this Agreement, the prevailing party shall be entitled, in addition to such other relief as may be granted, to an award of attorneys' fees (including the reasonable value of in-house counsel services), together with forum costs and other litigation expenses reasonably incurred and actually paid.

24. SAVING CLAUSE. If any section or clause contained in this Agreement is found to be invalid by a court of competent jurisdiction, the remaining sections and clauses shall remain in full force and effect.

                                            Preferred Solution Partner Agreement
--------------------------------------------------------------------------------


25.      AUTHORIZED SIGNATURES

            Acknowledged and accepted, for e-MedSoft, Inc.

            By     _____________________ _____________________     _______
                      Signature              Title                   Date


            Acknowledged and accepted, for Superior Consultant Company, Inc.


            By     _____________________ _____________________     _______
                      Signature              Title                    Date